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                                                                     Exhibit 5.1


            [LETTERHEAD OF WYRICK, ROBBINS, YATES & PONTON L.L.P.]


                               August 15, 1996


Pharmaceutical Product Development, Inc.
115 North Third Street, 5th Floor
Wilmington, North Carolina 28401

     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4, File No. 333-08207 (the "Registration Statement"), filed by Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 11,970,784 shares of the Company's Common Stock, $.10 par value per share (the "Shares"). The Shares are to be issued to the stockholders of Applied Bioscience International Inc. as described in the Registration Statement and pursuant to the Agreement and Plan of Reorganization filed as an exhibit thereto. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     As your special legal counsel with respect to securities matters, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as such counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable State securities laws, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,


                                    /s/ Wyrick, Robbins, Yates & Ponton L.L.P.

DRR